                             SUB-ADVISORY AGREEMENT


         AGREEMENT, made by and between DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust ("Investment Manager"), and DELAWARE INTERNATIONAL ADVISERS LTD. ("Sub-Adviser").

                                   WITNESSETH:

         WHEREAS, DELAWARE GROUP PREMIUM FUND, INC., a Maryland corporation ("Company"), has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Investment Manager and the Company on behalf of the STRATEGIC INCOME SERIES ("Series") have entered into an agreement ("Investment Management Agreement") whereby the Investment Manager will provide investment advisory services to the Company on behalf of the Series; and

         WHEREAS, the Investment Management Agreement permits the Investment Manager to hire one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Company on behalf of the Series; and

         WHEREAS, the Investment Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended, and engage in the business of providing investment management services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

         1. The Investment Manager hereby employs the Sub-Adviser, subject always to the Investment Manager's control and supervision, to manage the investment and reinvestment of that portion of the Series' assets as the Investment Manager shall designate from time to time and to furnish the Investment Manager with investment recommendations, asset allocation advice, research, economic analysis and other investment services with respect to securities in which the Series may invest, subject to the direction of the Board and officers of the Company for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Company in any way, or in any way be deemed an agent of the Company. The Sub-Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Series with respect to that portion of the Series' assets designated by the Investment Manager, shall effect the purchase and sale of such investments in furtherance of the Series' objectives and policies and shall furnish the Board of Directors of the Company with such information and reports regarding its activities as the Investment Manager deems appropriate or as the Directors of the Company may reasonably request in the performance of its duties and obligations under this Agreement. The Sub-Adviser shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Company and with the instructions and directions of the Investment Manager and of the Board of Directors of the Company and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations consistent with the provisions of Section 15(c) of the 1940 Act.

         2. Under the terms of the Investment Management Agreement, the Company shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. Without limiting the foregoing, except as the Investment Manager and the Sub-Adviser may agree in writing from time to time, the Sub-Adviser shall have no responsibility for record maintenance and preservation obligations under
Section 31 of the 1940 Act.

            Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds which have employed the Sub-Adviser as sub-adviser or investment manager. Directors, officers and employees of the Sub-Adviser who are Directors, officers and/or employees of the Company, shall not receive any compensation from the Company for acting in such dual capacity.

            In the conduct of the respective business of the parties hereto and in the performance of this Agreement, the Company, the Investment Manager and the Sub-Adviser may share facilities common to each, which may include legal and accounting personnel, with appropriate proration of expenses between and among them.

         3. (a) Subject to the primary objective of obtaining the best execution, the Sub-Adviser may place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers who provide statistical, factual and financial information and services to the Company, to the Investment Manager, to the Sub-Adviser or to any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Company or who sell shares of any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds for which the Investment Manager or Sub-Adviser provides advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the rules of the Securities and Exchange Commission and NASD Regulation, Inc.

            (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Company, the Sub-Adviser may cause the Company to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Company on behalf of the Series and to other funds and other advisory accounts for which the Investment Manager or the Sub-Adviser exercises investment discretion.

         4. As compensation for the services to be rendered to the Company for the benefit of the Series by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser an annual fee equal to one-third of the management fees paid to the Investment Manager under the Investment Management Agreement.

            If this Agreement is terminated prior to the end of any calendar month, the Sub-Advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

         5. The services to be rendered by the Sub-Adviser to the Company for the benefit of the Series under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby; provided, however, except for advisory arrangements implemented prior to the date of this Agreement, during the term of this Agreement the Sub-Adviser will not, without the written consent of the Investment Manager, which consent will not be unreasonably withheld, render such services to an investment company (or portfolio thereof) which the Investment Manager reasonably determines would be in competition with and which has investment policies similar to those of the Company.

         6. Subject to the limitation set forth in Paragraph 5, the Sub-Adviser, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Company or to any other investment company, corporation, association, firm or individual.

            The Investment Manager agrees that it shall not use the Sub-Adviser's name or otherwise refer to the Sub-Adviser in any materials distributed to third parties, including the Series' shareholders, without the prior written consent of the Sub-Adviser.

         7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as Sub-Adviser to the Company on behalf of the Series, the Sub-Adviser shall not be subject to liability to the Company or to the Series, to the Investment Manager or to any shareholder of the Company for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

         8. (a) This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Series. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by the vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Company who are not parties hereto or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval.

            (b) No amendment to this Agreement shall be effective unless approved by: (i) a majority of the Directors of the Company, including a majority of Independent Directors; and (ii) a majority of the outstanding voting securities of the Series. Notwithstanding the foregoing, the Agreement may be amended without the approval of a majority of the outstanding voting securities of the Series if the amendment relates solely to a management fee reduction or other change that is permitted or not prohibited under federal law, rule, regulation or SEC staff interpretation thereof to be made without shareholder approval.

            (c) This Agreement may be terminated by the Investment Manager or the Company at any time, without the payment of a penalty, on sixty days' written notice to the Sub-Adviser, of the Investment Manager's or the Company's intention to do so, in the case of the Company pursuant to action by the Board of Directors of the Company or pursuant to the vote of a majority of the outstanding voting securities of the Series. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty on sixty days' written notice to the Investment Manager and the Company of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.

         9. This Agreement shall extend to and bind the successors of the parties hereto.

        10. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested person"; and "assignment" shall have the meaning defined in the Investment Company Act of 1940.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 1st day of May, 1999.

DELAWARE INTERNATIONAL                                    DELAWARE MANAGEMENT COMPANY,
ADVISERS LTD.                                             a series of Delaware Management
                                                          usiness Trust

By: /s/David G. Tilles                                    By: /s/David K. Downes
    --------------------------------                          ----------------------------------
Name: David G. Tilles                                     Name: David K. Downes
Title: Managing Director and Chief                        Title:
          Investment Officer

Attest: /s/John Emberson                                  Attest: /s/David P. O'Connor
        ----------------------------                              ------------------------------

Agreed to and accepted as of the day and year first above written:

                                                          DELAWARE GROUP PREMIUM FUND,
                                                          INC. on behalf of the STRATEGIC INCOME
                                                          SERIES


                                                          By: /s/Wayne A. Stork
                                                              ----------------------------------
                                                          Attest: /s/ David P. O'Connor
                                                                  ------------------------------

                                      -4-